Exhibit 10.6
PARK STERLING BANK
2010 EMPLOYEE STOCK OPTION PLAN
     1. Purpose.
     The purposes of this 2010 Employee Stock Option Plan (this “Plan”) are to promote the success and enhance the value of Park Sterling Bank (the “Bank”) by linking the personal interests of participants in this Plan to those of the Bank’s stockholders, and by providing participants with an incentive for outstanding performance that contributes to the Bank’s growth and success. This Plan is further intended to provide flexibility to the Bank in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest and special effort the successful conduct of its operations largely is dependent. These purposes will be achieved through the grant of stock options (“Options”) to purchase shares of common stock of the Bank (“Common Stock”).
     2. Effective Date of Plan.
     The effective date (the “Effective Date”) of this Plan shall be the later to occur of the following: (i) the adoption of this Plan by the Board of Directors of the Bank; (ii) the approval of this Plan by the affirmative vote of two-thirds (2/3) of the outstanding shares of voting stock of the Bank; and (iii) the approval of this Plan by the Commissioner of Banks of the State of North Carolina (the “Commissioner”).
     3. Administration.
     This Plan shall be administered by the Bank’s Board of Directors (the “Board”) or by a committee of the Board (the “Committee”) designated by the Board; provided that no member of the Committee may participate in the Plan (in such capacity, the Board or the Committee is referred to as the “Plan Administrator”). In appointing members to the Committee, the Board is to consider the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the “Code”), which could result in the Bank being unable to deduct certain option consideration amounts if the Committee is not composed solely of “outside directors” (as defined in the Code). This Plan shall be interpreted, applied and administered so that (a) the Options constitute qualified performance based compensation under Code §162(m) and (b) the Options do not constitute the deferral of compensation within the meaning of Code §409A.
     The Plan Administrator shall have complete authority to: (i) interpret all terms and provisions of this Plan consistent with law; (ii) select from the group of officers and key employees eligible to participate in this Plan the officers and key employees eligible to whom Options shall be granted; (iii) within the limits established herein, determine the number of shares to be subject to, the exercise price of, and the term of each Option granted to each of such officers and key employees; (iv) prescribe the form of instrument(s) evidencing Options granted under this Plan; (v) determine the time or times at which Options shall be granted to officers or key employees; (vi) make special grants of Options to officers or key employees when determined to be appropriate; (vii) provide, if appropriate, for the exercisability of Options granted to officers or key employees in installments or subject to specified conditions;

(viii) determine the method of exercise of Options granted to officers or key employees under this Plan; (ix) adopt, amend, and rescind general and special rules and regulations for this Plan’s administration; and (x) make all other determinations necessary or advisable for the administration of this Plan.
     Any action that the Board or Committee is authorized to take may be taken without a meeting if all the members of the Board or Committee sign a written document authorizing such action to be taken, unless different provision is made by the Bylaws of the Bank.
     The Plan Administrator may designate selected Board or Committee members or certain employees of the Bank to assist the Plan Administrator in the administration of this Plan and may grant authority to such persons to execute documents, including Options, on behalf of the Plan Administrator.
     No member or the Board or Committee or employee of the Bank assisting the Board or Committee pursuant to the preceding paragraph shall be liable for any action taken or determination made in good faith.
     4. Stock Subject to Plan.
     The stock to be offered under this Plan shall be authorized but unissued shares of Common Stock. An aggregate of One Million Five Hundred Eighty-Seven Thousand (1,587,000) of the shares of Common Stock are reserved for grants under this Plan. Any or all of the Options granted hereunder may, at the Plan Administrator’s discretion, be intended to qualify as incentive stock options under Section 422 of the Code. The number of shares that may be granted under this Plan may be adjusted to reflect any change in the capitalization of the Bank as contemplated by Section 10 of this Plan and occurring after the adoption of this Plan. The Plan Administrator will maintain records showing the cumulative total of all shares subject to Options outstanding under this Plan.
     5. Options for Officers and Key Employees.
     a. Eligibility and Factors to be Considered in Granting Options
     The grant of Options under this Section 5 shall be limited to those officers and key employees of the Bank who are selected by the Plan Administrator. In making any determination as to the officers and key employees to whom Options shall be granted under this Plan and as to the number of shares to be subject thereto, the Plan Administrator shall take into account, in each case, the level and responsibility of the person’s position, the level of the person’s performance; the person’s level of compensation, the assessed potential of the person and such additional factors as the Board or Committee shall deem relevant to the accomplishment of the purposes of this Plan. Options may be granted under this Plan only for a reason connected to an officer’s or key employee’s employment by the Bank. As used herein, the term “Active Senior Management” means the Bank’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Chief Credit Officer.

     b. Allotment of Shares
     The Plan Administrator may, in its sole discretion and subject to the provisions of this Plan, grant to participants eligible under this Plan, on or after the date hereof, Options to purchase shares of Common Stock. Options granted under this Plan may, at the discretion of the Plan Administrator, be: (i) Options that are intended to qualify as incentive stock options under Section 422 of the Code; (ii) Options that are not intended so to qualify under Section 422 of the Code; or (iii) both of the foregoing, if granted separately, and not in tandem. Each Option granted under this Plan must be clearly identified as to its status as an incentive stock option.
     Options granted under this Plan may be allotted to participants in such amounts, subject to the limitations specified in this Plan, as the Plan Administrator, in its sole discretion, may from time to time determine. No single person may be granted options to purchase forty percent (40%) or more of the shares of Common Stock reserved under this Plan.
     In the case of Options intended to be incentive stock options, the aggregate fair market value (determined at the time of the Options’ respective grants) of the shares with respect to which incentive stock options are exercisable for the first time by a participant hereunder during any calendar year (under all plans taken into account pursuant to Section 422(d) of the Code) shall not exceed $100,000. Options under this Plan not intended to qualify as incentive stock options under Section 422 of the Code may be granted to any Plan participant without regard to the Section 422(d) limitations.
     c. Exercise Price
     The price per share at which each Option granted under this Plan may be exercised shall be such price as shall be determined by the Plan Administrator at the time of grant based on such criteria as may be adopted by the Plan Administrator at the time of grant in good faith, taking into account, in each case, the market price of the Common Stock, the level and responsibility of the person’s position, the level of the person’s performance, the person’s level of compensation, the assessed potential of the person, and such additional factor or factors as the Plan Administrator shall deem relevant to the accomplishment of the purposes of this Plan; provided, however, that in no event shall the exercise price per share of an Option be less than 100% of the fair market value of the Bank’s shares of Common Stock on the date the Option is granted or less than the par value of the Common Stock. In the case of an Option intended to qualify as an incentive stock option under Section 422 of the Code, the price per share for owners of more than 10% of the total combined voting power of all classes of stock of the Bank shall not be less than 110% of the fair market value of the Common Stock at the time such Option is granted.
     If the Bank’s shares of Common Stock are:

     (i) actively traded on any national securities exchange that reports their sales prices, fair market value shall be the average of the high and low sales prices per share on the date the Plan Administrator grants the Option;
     (ii) otherwise traded over the counter, fair market value shall be the average of the final bid and asked prices for the shares of Common Stock as reported for the date the Plan Administrator grants the Option; or
     (iii) not traded, the Plan Administrator shall consider any factor or factors that it believes affects fair market value, and shall determine fair market value without regard to any restriction other than a restriction that by its terms will never lapse.
     d. Term of Option
     The term of each Option granted under this Plan shall be established by the Plan Administrator, but shall not exceed ten years from the date of the grant.
     e. Time of Granting Options
     The date of grant of an Option under this Plan shall, for all purposes, be the date on which the Plan Administrator makes the determination of granting such Option, including specifying its material terms. Notice of the determination shall be given to each officer or key employee to whom an Option is so granted promptly after the date of such grant.
     f. Repricing Prohibited.
     The Plan Administrator may not reduce the exercise price of any Option after it is awarded, except adjustments permitted by Section 10, nor may the Plan Administrator agree to exchange a new lower-priced Option for an outstanding higher-priced Option.
     6. Non-Transferability.
     An Option granted to a participant under this Plan shall not be transferable by him or her except: (i) by will; or (ii) by the laws of descent and distribution. In the case of an Option intended to be an incentive stock option, such Option shall not be transferable by a participant other than by will or the laws of descent and distribution and during the optionee’s lifetime shall be exercisable only by him or her.
     7. Exercisability of Options.
     (a) Subject to the provisions of this Plan, an Option granted under this Plan shall be exercisable at such time or times after the date of grant thereof, according to such schedule and upon such conditions as may be determined by the Plan Administrator at the time of grant. Unless otherwise specifically determined by the Plan Administrator at the time of grant and set forth in any memorandum of Option or agreement evidencing the Option and with respect to any Option Awarded to Active Senior Management, an Option

shall not be exercisable immediately upon granting, and shall become exercisable and vest in increments of one-third (1/3) of the number of shares under such Option on each anniversary of the date of grant until the Option is fully exercisable and vested (i.e., on the third anniversary of the date of grant).
     (b) Notwithstanding any provision herein to the contrary, unless otherwise specifically determined by the Board at the time of grant and set forth in any memorandum of Option or agreement evidencing the Option, in the event of a “change in control,” all Options outstanding as of the date such change in control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.
     A “change in control” shall be deemed to occur upon the occurrence of any of the following events:
     (i) A tender offer or exchange offer is made whereby the effect of such offer is to take over and control the affairs of the Bank and such offer is consummated for the ownership of securities of the Bank representing 25% or more of the combined voting powers of the Bank’s then outstanding voting securities.
     (ii) The adoption by the Bank’s stockholders of a plan of merger or consolidation providing for the merger or consolidation of the Bank with another corporation and, as a result of such merger or consolidation, less than a majority of the outstanding voting securities of the surviving or resulting corporation would then be owned in the aggregate by the former stockholders of the Bank.
     (iii) The Bank transfers substantially all of its assets to another corporation or entity that is not a wholly owned subsidiary of the Bank.
     (iv) Any “person” (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Bank representing 25% or more of the combined voting power of the Bank’s then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Bank; provided, however, that a change in control shall not be deemed to occur as the result of the formation of a bank holding company in which the stockholders of the Bank would immediately after such transaction own the capital stock of the bank holding company in the same proportion as such stockholders owned the Common Stock immediately prior to such transaction.
     (v) As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of the foregoing in a series of related transactions, the persons who were members of the Board of Directors of the Bank immediately before the transaction, cease to constitute at least a majority thereof.

     (c) Unless otherwise determined by the Plan Administrator, upon consummation of a merger, conversion or share exchange (a “Reorganization”) in which shares of Common Stock are converted into the right to receive cash or other assets, the securities of another entity or a combination of any of the foregoing (“Reorganization Consideration”), all outstanding Options, to the extent not exercised, shall terminate and cease to be outstanding, except to the extent expressly assumed by the surviving or acquiring entity (or parent thereof) in which event such Options shall become exercisable into, on a per share basis, the amount of Reorganization Consideration into which one share of Common Stock is converted in such Reorganization, subject to further adjustment pursuant to Section 10 hereof in the event of any subsequent recapitalization, reclassification, combination, stock dividend, stock split or other relative change with respect to the Reorganization Consideration.
     Unless otherwise determined by the Plan Administrator and subject to Section 10 hereof; upon consummation of a Reorganization in which shares of Common Stock are not converted into cash or other assets, the securities of another entity or a combination of any of the foregoing, all Awards shall remain outstanding in full force and effect on the same terms and conditions.
     (d) Except as may be otherwise determined by the Plan Administrator at or any time after the award of the Option, all Options that are not exercisable immediately prior to the date the optionee ceases to be an employee of the Bank shall be cancelled and forfeited. Except as may be otherwise determined by the Plan Administrator at or any time after the award of the Option, all Options that are exercisable immediately prior to the date the optionee ceases to be an employee of the Bank shall be cancelled and forfeited on the date the optionee ceases to be an employee of the Bank, unless the optionee shall:
     (i) die while an employee of the Bank, in which case the participant’s legatee(s) under his or her last will or the participant’s personal representative or representatives may exercise all or part of the previously unexercised portion of such Option at any time within one year after the participant’s death to the extent the optionee could have exercised the Option immediately prior to his or her death or in the amount purchasable under the Option immediately after the death of the optionee, whichever is greater;
     (ii) become permanently or totally disabled within the meaning of Section 22(e)(3) of the Code (or any successor provision) while an employee of the Bank, in which case the participant or his or her personal representative may exercise the previously unexercised portion of such Option at any time within one year after termination of his or her employment to the extent the optionee could have exercised the Option immediately prior to such termination;
     (iii) resign with the consent of the Bank or have his or her employment with the Bank terminated by the Bank for any reason other than an “Immediate Termination Reason” (as defined below), in which case of resignation or termination the participant may exercise the previously unexercised portion of such Option at any time within three months after the participant’s resignation or employment termination to the extent the optionee could have exercised the Option immediately prior to such resignation or employment termination;
     (iv) retire with the consent of the Bank after the optionee has reached his or her 55th birthday but prior to his or her 65th birthday and has at least ten (10) years of service with the Bank, in which case the participant may exercise the previously unexercised portion of such Option at any time prior to the expiration of its fixed term to the extent the optionee could have exercised the Option immediately prior to such retirement;
     (v) retire with the consent of the Bank after the optionee has reached his or her 65th birthday, in which case the participant may exercise the previously unexercised portion of such Option at any time prior to the expiration of its fixed term to the extent the optionee could have exercised the Option immediately prior to such retirement; or
     (vi) retire with the consent of the Bank in any circumstance not covered by the preceding clauses (iv) or (v), in which case the participant may exercise the previously unexercised portion of such Option at any time within one year after the participant’s retirement to the extent the optionee could have exercised the Option immediately prior to such retirement.
In no event, however, may an Option be exercised after the expiration of its fixed term established in accordance with Section 5(d).
     (e) For purposes of this Section 6, employment termination for an “Immediate Termination Reason” means termination of employment by reason of (i) a material breach by the optionee of the terms of any agreement with the Bank; (ii) any act by the optionee of fraud against, material misappropriation (including misuse of Bank assets (which shall include but be limited to cash, equipment, and/or other assets)) from, or material dishonesty to the Bank, or any other party, but in the last case only if in the reasonable opinion of the Bank, such fraud, material misappropriation, or material dishonesty could reasonably be expected to have a material adverse impact on the Bank; (iii) arrest for, charged in relation to (by criminal information, indictment or otherwise), or conviction of the optionee of a crime involving breach of trust or moral turpitude or any felony; (iv) conduct by the optionee that amounts to willful misconduct, gross and willful insubordination, inattention to or material failure to perform the optionee’s duties and responsibilities; (v) obvious intoxication on the job or possession of any alcoholic substance on the premises of the Bank or (vi) the optionee’s removal and/or permanent prohibition from participating in the conduct of the Bank’s affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) and (g)(1)).
     (f) Recipients of Options intended to qualify as an incentive stock option under Section 422 of the Code are advised that the period for exercise of Options following cessation of employment as set forth in Section 7(d) may be longer than the period permitted under Section 422 of the Code and such recipients may need to exercise such Options sooner in order to continue to qualify under Section 422.
     (g) In the event that the Commissioner or the Bank’s primary federal regulator determines that the Bank’s capital is below the applicable minimum capital requirements and upon the direction by the Bank’s primary federal regulator that plan participants must exercise or forfeit their Options, the Bank shall promptly mail written notice of such event to holders of Options. Options that are not exercised within ten (10) days of the mailing of such notice shall be automatically cancelled and shall be of no further force or effect. The receipt of such notice shall not accelerate the vesting of any unvested Options.
     8. Method of Exercise.
     Each Option granted under this Plan shall be deemed exercised when the holder (a) shall indicate the decision to do so in writing delivered to the Bank, (b) shall at the same time tender to the Bank payment in full in cash of the exercise price for the shares for which the Option is exercised, (c) shall tender to the Bank payment in full in cash of the amount of all federal and state withholding or other employment taxes applicable to the taxable income, if any, of the holder resulting from such exercise, and (d) shall comply with such other reasonable requirements as the Plan Administrator may establish.
     No person, estate, or other entity shall have any of the rights of a shareholder with reference to shares subject to an Option until a certificate for the shares has been delivered.
     An Option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan for the remaining shares subject to the Option.
     9. Termination of Options.
     An Option granted under this Plan shall be considered terminated in whole or in part, to the extent that, in accordance with the provisions of this Plan and such Option, it can no longer be exercised for any shares originally subject to the Option. The shares subject to any Option or portion thereof, which terminates without being exercised, shall no longer be charged against the applicable limitation or limitations provided in Section 3 of this Plan and may again become shares available for the purposes, and subject to the same applicable limitations, of this Plan.
     10. Adjustments Upon Changes in Capitalization.
     In the event of any change in the outstanding Common Stock of the Bank by reason of a stock dividend, stock split, stock consolidation, recapitalization, reorganization, merger, split up or the like, the shares available for purposes of this Plan and the number and kind of shares under option in outstanding option agreements pursuant to this Plan and the option price under such agreements shall be appropriately adjusted so as to preserve, but not increase, the benefits of this Plan to the Bank and the benefits to the holders of such Options; provided in the case of incentive stock options that, in the case of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the excess of the aggregate fair market value of the shares subject to any Option immediately after such event over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to the Option immediately before such event over the aggregate option price of such shares. Adjustments under this Section shall be made by the Plan Administrator, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive.
     11. Compliance with Securities Laws and Other Requirements.
     No certificate(s) for shares shall be executed and delivered upon exercise of an Option until the Bank shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, Chapter 53 of the North Carolina General Statutes and the regulations of the North Carolina Banking Commission thereunder, the regulations of the Federal Deposit Insurance Corporation, the North Carolina Uniform Securities Act, as amended, any other applicable state securities law(s) and the requirements of any exchange on which the Common Stock may, at the time, be listed.
     In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Board or Committee may require reasonable evidence as to the ownership of the Option and may require such consents and releases of taxing authorities as it may deem advisable.
     12. No Right to Employment.
     Neither the adoption of this Plan nor its operation, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any employee participant under this Plan any right to continue in the employ of the Bank or shall in any way affect the right and power of the Bank to terminate the employment with the Bank of any participant under this Plan at any time with or without assigning a reason therefor, to the same extent as the Bank might have done if this Plan had not been adopted.
     13. Amendment and Termination.
     The Board may at any time suspend, amend or terminate this Plan. The Plan Administrator may make such modifications of the terms and conditions of a holder’s Option as it shall deem advisable. No Option may be granted during any suspension of this Plan or after such termination. Notwithstanding the foregoing, no action may be taken that would materially impair any rights under any outstanding Option without the consent of the holder of the Option.
     In addition to Board approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to participants, including to permit one person to receive Options to purchase forty percent (40%) or more of the shares authorized under this Plan or to permit a person who is not an employee of the Bank to receive Options to purchase shares under this Plan; (ii) increase the number of securities issuable under this Plan (other than an increase pursuant to Section 10 hereof); (iii) change the class or classes of individuals eligible to receive Options or otherwise materially modify the requirements for eligibility; or (iv) change the class of securities issuable under the Plan or the issuer of such securities, then such amendment must be approved by the holders of the Bank’s capital stock and the Commissioner in the manner required by Chapter 53 of the North Carolina General Statutes.
     14. Indemnification of Board or Committee.
     In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board or Committee shall to the fullest extent permitted by law, be indemnified by the Bank against the reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Bank) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member or Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member or Committee member shall in writing offer the Bank the opportunity, at its own expense, to handle and defend the same.
     15. Duration of Plan.
     Unless previously terminated by the Plan Administrator, this Plan shall terminate at the close of business on the tenth anniversary of the Effective Date, and no Option shall be granted under it thereafter, but such termination shall not affect any Option theretofore granted under this Plan.

NONQUALIFIED STOCK OPTION AWARD
PURSUANT TO THE PARK STERLING BANK
2010 EMPLOYEE STOCK OPTION PLAN
     THIS AGREEMENT, made effective as of the ___ day of _____, 20__ (the “Grant Date”), by and between Park Sterling Bank (the “Bank”), and ___________________ (the “Holder”).
     WHEREAS, the Bank has adopted, subject to approval by its stockholders and the State of North Carolina Commissioner of Banks, the 2010 Employee Stock Option Plan (the “Plan”); and
     WHEREAS, Section 5 of the Plan provides for the award of Options to officers and key employees of the Bank; and
     WHEREAS, the Holder and the Bank are entering into this Agreement to memorialize the terms and conditions of Options awarded to the Holder pursuant to the Plan;
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Grant of Option. Pursuant to Section 5 of the Plan, the Bank hereby grants to the Holder an option (the “Option”) to purchase all or any part of an aggregate of ____ shares of Common Stock (the “Shares”), subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan. The Option and this Agreement are subject to all of the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference, and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
     2. Status of Option. The Option is not intended to qualify as an incentive stock option under Section 422 of the Code.
     3. Exercise Price. The price at which the Holder shall be entitled to purchase Shares upon the exercise of the Option shall be $ _.__ per share.
     4. Duration of Option. Subject to the terms of the Plan, including those provisions providing for the expiration of the Option upon an earlier date, the Option shall remain exercisable for ten years after the Grant Date.
     5. Vesting of Option.
     a. Subject to the terms of the Plan, this Option shall vest in accordance with Subsection (b) below if the Bank closes on an initial public offering of its Common Stock within ten (10) calendar days after the Grant Date. If the Bank fails to close on an initial public offering of its Common Stock within ten (10) calendar days after the Grant Date, the Option shall not vest and shall be forfeited.
     b. If the Bank closes on an initial public offering of its Common Stock within ten (10) calendar days after the Grant Date, the Option shall vest ratably on each anniversary of the Grant Date, commencing with the first anniversary of the Grant Date, in increments of one-third (1/3) of the total number of shares purchasable under the Option.
     6. Acceleration of Vesting.
     a. In the event of a “change in control” after the closing of an initial public offering of the Bank’s Common Stock within ten (10) calendar days after the Grant Date, the Option shall become fully exercisable and vested to the full extent of the original grant.
     b. If the Holder’s employment with the Bank is terminated by the Bank for any reason other than an Immediate Termination Reason, as defined in the Plan, or by the Holder for Good Reason, as defined below, the Option shall become fully exercisable and vested to the full extent of the original grant. For purposes of this Agreement, the term “Good Reason” has the same meaning as provided in the employment agreement between the Holder and the Bank and/or, if applicable, any affiliate of the bank on the date the Holder’s employment is terminated, or if no such definition or employment agreement exists, “Good Reason” means:
     i. a material reduction of the Holder’s annual base salary from its then current rate without the Holder’s consent, other than a reduction that also is applied to substantially all other executive officers of the Bank or an affiliate of the Bank if the Holder’s reduction is substantially proportionate to, or no greater than, the reduction applied to substantially all other executive officers; or
     ii. a material diminution in the authority, responsibilities or duties of the Holder without the Holder’s consent;
provided, however, that for a termination of employment by the Holder to be for Good Reason, the Holder must notify the Bank or, if applicable, affiliate of the Bank in writing of the event giving rise to Good Reason within thirty (30) days following the occurrence of the event (or, if later, thirty (30) days following the Holder’s knowledge of occurrence of the event), the event must remain uncured after the expiration of sixty (60) days following the delivery of written notice of such event to the Bank (or its affiliate) by the Holder, and the Holder must resign effective no later than sixty (60) days following the Bank’s (or its affiliate’s) failure to cure the event and must give at least thirty (30) days advance written notice prior to the Holder’s effective date of resignation.
     7. Non-Transferability of Option. The Option shall not be transferable by the Holder except to the extent permitted under the Plan.
     8. No Rights as a Stockholder. The Holder shall not have any rights or privileges of a stockholder with respect to any shares of Common Stock by virtue of the Option until the date of issuance by the Bank of a certificate for such shares pursuant to the exercise of the Option.

2

     9. Holder Bound by the Plan. The Holder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, including Section 7(g) providing for the forfeiture of the Option upon specified circumstances. A determination of the Plan Administrator as to any questions which may arise with respect to the interpretation of the provisions of this Agreement and of the Plan shall be final. The Plan Administrator may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.
     10. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.
     11. Severability. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
     12. Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of law, except to the extent governed by federal law. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in Mecklenburg County, State of North Carolina, for the adjudication of any dispute hereunder.
     13. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Bank. This Agreement shall inure to the benefit of the Holder’s legal representatives. All obligations imposed upon the Holder and all rights granted to the Bank under this Agreement shall be final, binding and conclusive upon the Holder’s heirs, executors, administrators and successors.
     14. Option Subject to Shareholder and Regulatory Approval. The grant of this Option is subject to shareholder approval of the Plan within twelve (12) months following the adoption of the plan by the Board of Directors and also subject to the approval of the State of North Carolina Commissioner of Banks, and if such approvals are not timely obtained, the grant of this Option shall become null and void and the Holder shall have no recourse against the Bank as a result of such occurrence.
[Remainder of Page Intentionally Left Blank]

3

     IN WITNESS WHEREOF, this Agreement has been executed by the Bank and the Holder effective as of the date and year first written above.

PARK STERLING BANK
By:
Title:

[Holder]

4

INCENTIVE STOCK OPTION AWARD
PURSUANT TO THE PARK STERLING BANK
2010 EMPLOYEE STOCK OPTION PLAN
     THIS AGREEMENT, made effective as of the ___ day of _______, 20__ (the “Grant Date”), by and between Park Sterling Bank (the “Bank”), and ___________________ (the “Holder”).
     WHEREAS, the Bank has adopted, subject to approval by its stockholders and the State of North Carolina Commissioner of Banks, the 2010 Employee Stock Option Plan (the “Plan”); and
     WHEREAS, Section 5 of the Plan provides for the award of Options to officers and key employees of the Bank; and
     WHEREAS, the Holder and the Bank are entering into this Agreement to memorialize the terms and conditions of Options awarded to the Holder pursuant to the Plan;
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Grant of Option. Pursuant to Section 5 of the Plan, the Bank hereby grants to the Holder an option (the “Option”) to purchase all or any part of an aggregate of ____ shares of Common Stock (the “Shares”), subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan. The Option and this Agreement are subject to all of the terms and conditions of the Plan, which terms and conditions are hereby incorporated by reference, and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
     2. Status of Option. The Option is intended to qualify as an incentive stock option under Section 422 of the Code. In accordance with Section 5(b) of the Plan, the aggregate fair market value (determined as of the Grant Date) of the Shares which become exercisable for the first time by the Holder during any calendar year shall not exceed $100,000. If the foregoing limitation is exceeded with respect to any portion of the Shares, that portion of the Shares which cause the limitation to be exceeded shall be treated as a nonqualified stock option.
     3. Exercise Price. The price at which the Holder shall be entitled to purchase Shares upon the exercise of the Option shall be $ _.__ per share.
     4. Duration of Option. Subject to the terms of the Plan, including those provisions providing for the expiration of the Option upon an earlier date, the Option shall remain exercisable for ten years after the Grant Date.
     5. Vesting of Option.
     a. Subject to the terms of the Plan, this Option shall vest in accordance with Subsection (b) below if the Bank closes on an initial public offering of its Common Stock within ten (10) calendar days after the Grant Date. If the Bank fails to close on an initial public offering of its Common Stock within ten (10) calendar days after the Grant Date, the Option shall not vest and shall be forfeited.
     b. If the Bank closes on an initial public offering of its Common Stock within ten (10) calendar days after the Grant Date, the Option shall vest ratably on each anniversary of the Grant Date, commencing with the first anniversary of the Grant Date, in increments of one-third (1/3) of the total number of shares purchasable under the Option.
     6. Acceleration of Vesting.
     a. In the event of a “change in control” after the closing of an initial public offering of the Bank’s Common Stock within ten (10) calendar days after the Grant Date, the Option shall become fully exercisable and vested to the full extent of the original grant.
     b. If the Holder’s employment with the Bank is terminated by the Bank for any reason other than an Immediate Termination Reason, as defined in the Plan, or by the Holder for Good Reason, as defined below, the Option shall become fully exercisable and vested to the full extent of the original grant. For purposes of this Agreement, the term “Good Reason” has the same meaning as provided in the employment agreement between the Holder and the Bank and/or, if applicable, any affiliate of the bank on the date the Holder’s employment is terminated, or if no such definition or employment agreement exists, “Good Reason” means:
     i. a material reduction of the Holder’s annual base salary from its then current rate without the Holder’s consent, other than a reduction that also is applied to substantially all other executive officers of the Bank or an affiliate of the Bank if the Holder’s reduction is substantially proportionate to, or no greater than, the reduction applied to substantially all other executive officers; or
     ii. a material diminution in the authority, responsibilities or duties of the Holder without the Holder’s consent;
provided, however, that for a termination of employment by the Holder to be for Good Reason, the Holder must notify the Bank or, if applicable, affiliate of the Bank in writing of the event giving rise to Good Reason within thirty (30) days following the occurrence of the event (or, if later, thirty (30) days following the Holder’s knowledge of occurrence of the event), the event must remain uncured after the expiration of sixty (60) days following the delivery of written notice of such event to the Bank (or its affiliate) by the Holder, and the Holder must resign effective no later than sixty (60) days following the Bank’s (or its affiliate’s) failure to cure the event and must give at least thirty (30) days advance written notice prior to the Holder’s effective date of resignation.
     7. Non-Transferability of Option. The Option shall not be transferable by the Holder except to the extent permitted under the Plan.

2

     8. No Rights as a Stockholder. The Holder shall not have any rights or privileges of a stockholder with respect to any shares of Common Stock by virtue of the Option until the date of issuance by the Bank of a certificate for such shares pursuant to the exercise of the Option.
     9. Holder Bound by the Plan. The Holder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof, including Section 7(g) providing for the forfeiture of the Option upon specified circumstances. A determination of the Plan Administrator as to any questions which may arise with respect to the interpretation of the provisions of this Agreement and of the Plan shall be final. The Plan Administrator may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.
     10. Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.
     11. Severability. Each provision of this Agreement is intended to be severable. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
     12. Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of law, except to the extent governed by federal law. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in Mecklenburg County, State of North Carolina, for the adjudication of any dispute hereunder.
     13. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Bank. This Agreement shall inure to the benefit of the Holder’s legal representatives. All obligations imposed upon the Holder and all rights granted to the Bank under this Agreement shall be final, binding and conclusive upon the Holder’s heirs, executors, administrators and successors.
     14. Option Subject to Shareholder and Regulatory Approval. The grant of this Option is subject to shareholder approval of the Plan within twelve (12) months following the adoption of the plan by the Board of Directors and also subject to the approval of the State of North Carolina Commissioner of Banks, and if such approvals are not timely obtained, the grant of this Option shall become null and void and the Holder shall have no recourse against the Bank as a result of such occurrence.
[Remainder of Page Intentionally Left Blank]

3

     IN WITNESS WHEREOF, this Agreement has been executed by the Bank and the Holder effective as of the date and year first written above.

PARK STERLING BANK
By:
Title:

[Holder]

4